                        Delaware                  Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WILDERMUTH ENDOWMENT FUND”, CHANGING ITS NAME FROM “WILDERMUTH ENDOWMENT FUND” TO “WILDERMUTH FUND”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF DECEMBER, A.D. 2021, AT 10:11 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

5390111 8100	Authentication: 205010679
SR# 20214016804	Date: 12-17-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust: Wildermuth Endowment Fund.

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

1 .	The name of the trust is: Wildermuth Fund.

3.	This Certificate of Amendments shall be effective on upon filing of this Certificate of Amendment to the Certificate of Trust in the office of the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 23rd day of November, 2021 A.D.

By:
Name:	Daniel Wildermuth
Title:	Sole Trustee